SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2018

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01  Completion of Acquisition or Disposition of Assets

Effective October 1, 2018, Timberland Bancorp, Inc. ("Timberland") the parent company of Timberland Bank, announced that it completed the acquisition of South Sound Bank, Olympia, Washington.  Pursuant to the Agreement and Plan of Merger dated May 22, 2018 (the "Merger Agreement") by and among Timberland, Timberland Bank and South Sound Bank, South Sound Bank was merged with and into Timberland Bank, with Timberland Bank surviving the merger (the "Merger").  As a result of the Merger, South Sound Bank shareholders will receive 904,826 shares of Timberland common stock and $6.9 million in cash (fixed per share consideration of (i) 0.7460 of a share of Timberland common stock and (ii) $5.68825 in cash) with cash to be paid in lieu of any fractional shares.  Reference is made to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Timberland with the Securities and Exchange Commission on May 23, 2018, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         Appointment of New Director

In connection with the acquisition of South Sound Bank, the Board of Directors of Timberland Bancorp, Inc. (the "Company") pursuant to the Merger Agreement the Company's Board of Directors voted to increase the size of the Board from eight to nine members and appointed Daniel D. Yerrngton as a director of the Company effective October 1, 2018.  The Board committees to which Mr. Yerrington will be appointed have not yet been determined. Mr. Yerrington was also appointed to serve as a director of Timberland Bank (the "Bank"), the Company's financial institution subsidiary effective October 1, 2018.

Mr. Yerrington was a founding member of South Sound Bank in 1999, served as its President and CEO and has extensive leadership and banking experience.

There are no family relationships between Mr. Yerrington and any director or other executive officer of the Company or the Bank and Mr. Yerrington was not appointed as a director pursuant to any arrangement or understanding with any individual. Mr. Yerrington has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)       The Company's Board of Directors amended Section 2 of Article III of the Company's Bylaws effective October 1, 2018 to increase the size of the Board from eight to nine members. A copy of the Company's Amended and Restated Bylaws is attached as an exhibit to this report.

tem 8.01  Other Events

On October 1, 2018, Timberland issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of South Sound Bank.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Timberland Bancorp, Inc.
99.1	Press release of Timberland Bancorp, Inc. dated October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: October 1, 2018	By: /s/Dean J. Brydon
Dean J. Brydon
Chief Financial Officer